إن بي إن
لمراجعة الحسابات
NBN
AUDITING OF ACCOUNTS
محاسبون قانونيون ومستشارون
Chartered Accountants & Consultants

AL SHOLA AL MODEA GAS DISTRIBUTION LLC

Dubai - United Arab Emirates

Audit review report
For the period ended June 30, 2024

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

إن بي إن
لمراجعة الحسابات
NBN
AUDITING OF ACCOUNTS
محاسبون قانونيون ومستشارون
Chartered Accountants & Consultants

Table of content

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

Company general information

Principal office addres:	: AL SHOLA AL MODEA GAS DISTRIBUTION LLC P. O. Box: 26111 Dubai - United Arab Emirates T: +971 4 396 1620 F: +971 4 396 6977
Financial period	: For 6 months period from 1st January 2024 to 30th June 2024
License type	: Commercial License
License Number	: 218520
Legal status	: Limited Liability Company
Date of incorporation	: September 15,2008

Shareholders	Name	Nationality
	M/s Quality Industrial Corp	USA
	Mr. Safir AhammedMohammed Abu Backer	Indian
	Mr. Sanjeeb Safir SafirAhammed	Indian

Manager	: Name Mr. Sanjeeb Safir SafirAhammed
Activities	: Supply and Installation of Gas
The Auditor	: NBN Auditing of Accounts Dar Al Wuheida Building, Al Mamzar Dubai, United Arab Emirates
The main Banker	: ENBD

إن بي إن
لمراجعة الحسابات
NBN
AUDITING OF ACCOUNTS
محاسبون قانونيون ومستشارون
Chartered Accountants & Consultants

Independent Auditor's Review Report

To,
Shareholders'
AL SHOLA AL MODEA GAS DISTRIBUTION LLC
Dubai - United Arab Emirates

We have reviewed the accompanying financial statements of Al Shola Al Modea Gas Distribution L.L.C ("Al Shola Gas"), which comprises of Balance sheet as of June 30, 2024, and the related statements of income, and cash flows for the interim period then ended June 30,2024, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management's financial data. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management's responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant's responsibility

Our responsibility is to conduct the review engagement in accordance with accounting principles generally accepted in the United States of America. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.
We are required to be independent of Al Shola Gas and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our reviews.

Accountant's conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America

For NBN Auditing Of Accounts

Authorised Signatory

إن بي إن لمراجعة الحسابات
P.O.BOX: 14945
DUBAI - U.A.E
NBN AUDITING OF ACCOUNTS

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
STATEMENT OF FINANCIAL POSITION
AS AT 30 JUNE 2024

	Sch No.	30.06.2024 USD	31.12.2023 AED
ASSETS			
Current assets			
Cash and cash equivalents	III.	98,778	141,564
Inventory	IV.	1,104,220	1,358,399
Accounts and Other Receivables	V.	2,112,165	3,712,711
Deposits, prepayments and advances	VI.	552,044	552,044
Total current assets		3,867,206	5,764,718
Non-current assets			
Property, plant and equipment	I.	83,862	119,145
Right to Use Asset	II.	204,182	240,078
Total assets		4,155,251	6,123,942
LIABILITIES AND STOCKHOLDERS' DEFICIT			
Current liabilities			
Accounts and other payables	VII.	705,656	799,151
Bank Borrowings	VIII.	432,258	466,947
Lease Liability	IX.	69,604	66,884
Total current liabilities		1,207,518	1,332,981
Non-current liabilities			
Bank Borrowings	VIII.	320,972	129,797
Lease Liability	IX.	143,367	178,862
Employee end of service benefit	X.	129,412	154,388
		593,750	463,047
Stockholders' Equity			
Shareholders Capital Account	XI.	81,744	81,744
Retained Earnings	XII.	2,859,772	1,756,274
Shareholders Current Account	XIII.	(628,405)	2,449,023
Statutory Reserve	XIV.	40,872	40,872
Total stockholders' funds		2,353,983	4,327,913
Total liabilities and stockholders' equity		4,155,251	6,123,942

The accompanying notes form an integral part of these unaudited financial statements.

AL SHOLA AL MODEA GAS DISTRIBUTION LLC

Authorized Signatory

إن بي إن لمراجعة الحسابات
P.O.BOX : 14945
DUBAI - U.A.E
NBN AUDITING OF ACCOUNTS

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
For the period ended June 30, 2024

	Sch No.	For the 3 months ended 30.06.2024 USD	30.06.2023 USD	For the 6 months ended 30.06.2024 USD	30.06.2023 USD
Revenue	XV.	3,317,206	2,910,447	6,406,274	5,316,356
Cost of revenue	XVI.	(2,068,708)	(1,899,793)	(4,012,592)	(3,522,128)
Gross Profit		1,248,497	1,010,654	2,393,682	1,794,227
Operating Expenses		-			
General and administrative expenses	XVII.	(676,141)	(563,166)	(1,233,051)	(1,020,982)
Total Operating Expenses		(676,141)	(563,166)	(1,233,051)	(1,020,982)
Profit/Loss from operation		572,356	447,488	1,160,631	773,245
Other Non-operating Expenses					
Depreciation Charges	I.	(37,555)	(29,625)	(57,134)	(59,249)
Total Other Expense		(37,555)	(29,625)	(57,134)	(59,249)
Other Income					
Other Comprehensive Income		-	-	-	
Net Income (Loss)		534,801	417,863	1,103,498	713,996

The accompanying notes form an integral part of these unaudited financial statements.

AL SHOLA AL MODEA GAS DISTRIBUTION LLC

Authorized Signatory

إن بي إن لمراجعة الحسابات
P.O.BOX : 14945
DUBAI - U.A.E
NBN AUDITING OF ACCOUNTS

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
STATEMENT OF CHANGES IN EQUITY
For the period ended June 30, 2024

Particualars	Shareholders Captial Account	Shareholders Current Account	Statutory Reserve	Retained Earnings	Total
	USD	USD	USD	USD	USD
Balance As at 1st Jan 2024	81,744	2,449,023	40,872	1,756,275	4,327,913
Net Profit/ (loss) for the period	-	-	-	1,103,498	1,103,498
Movement in Current account	-	(3,077,428)	-	-	(3,077,428)
Balance As at 30th June, 2024	81,744	(628,405)	40,872	2,859,772	2,353,984

The accompanying notes form an integral part of these unaudited financial statements.

P.O.BOX : 14945
DUBAI - U.A.E
NBN AUDITING OF ACCOUNTS

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
STATEMENT OF CASH FLOWS
For the period ended June 30, 2024

	Sch No.	For the 6 months ended 30.06.2024 USD	30.06.2023 USD
Cash flows from operating activities			
Net Profit/(Loss) for the period		1,103,498	713,996
Adjustments for reconcile net gain (loss) to net cash:			
Depreciation of property, plant and equipment	I.	75,082	54,879
Employees terminal benefit	X.	(24,977)	18,945
Cash Flow before Working Capital Changes		1,153,603	787,819
Changes in Assets and Liabilities, net:			
- Inventories	IV.	254,180	(304,895)
- Accounts and other receivables	V.	1,600,546	451,586
- Adavances and Deposits	VI.	-	(164,895)
- Accounts and Other payables	VII.	(93,495)	(404,861)
Net cash (used in) provided by operating activities		2,914,834	364,754
Cash flows from investing activities			
Purchase of Right to use asset	II.	-	(154,861)
Purchase of property, plant and equipment	I.	(3,903)	(10,516)
Net cash used in investing activities		(3,903)	(165,377)
Cash flows from financing activities			
Proceeds of Lease Liability		(32,775)	161,591
Proceeds of bank borrowings	VIII.	156,486	105,648
Net Movement in Shareholders Current account	XIII.	(3,077,428)	(424,861)
Net cash generated from financing activities		(2,953,718)	(157,622)
Net Increase/(decrease) in cash and cash equivalents		(42,787)	41,755
Cash and cash equivalents at beginning of period		141,564	115,973
Cash and cash equivalents at end of period		98,778	157,729

The accompanying notes form an integral part of these unaudited financial statements.

إن بي إن لمراجعة الحسابات
P.O.BOX : 14945
DUBAI - U.A.E
NBN AUDITING OF ACCOUNTS

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
NOTES TO FINANCIAL STATEMENT
For the period ended June 30, 2024

I. Property, Plant & equipment

The gross carrying amounts and their accumulated depreciation and impairment if any are shown below

	Computer & Equipment USD	Spl Transport vehicle USD	Motor Vehicles USD	Tools & Equipments USD	Total USD
Carrying value as of January 1, 2024	4,278	104,324	4,828	5,715	119,145
Add: Aquired during Q1 2024	-	-	-	3,116	3,116
Less : depreciation charges for Q1 2024	158	18,272	878	271	19,579
Balance as at March 31, 2024	**4,120**	**86,052**	**3,950**	**8,560**	**102,682**
Add: Aquired during Q2 2024	787	-	-	-	787
Less : depreciation charges for Q2 2024	131	18,272	878	326	19,607
Balance as at June 30, 2024	**4,776**	**67,780**	**3,072**	**8,234**	**83,862**

II. **Right to Use Asset**

	Vehicles USD
Carrying Value as on 31st March, 2024	222,130
Addition during the year	-
Depreciation during the year	17,948
Carrying Value as on 30st June, 2024	204,182

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
NOTES TO FINANCIAL STATEMENT
For the period ended June 30, 2024

		30.06.2024 USD	31.12.2023 USD
III.	**Cash and Cash Equivalents**		
	Cash and Cash Equivalents at the end of the reporting period as shown in the statement of cash flows can be reconciled to the related items in the statement of financial position as follows:		
	Cash in hand	75,803	82,160
	Cash at Bank	22,974	59,405
		98,778	**141,564**
IV.	**Inventories**		
	Stock in hand	1,104,220	1,358,399
		1,104,220	**1,358,399**

LPG Cylinder inventory includes empty cylinders in the delivery trucks, storage warehouse and in the location of client's premises. As part of the sales strategy since beginning, ASG provides empty cylinders to clients as part of the operations. These cylinders are always the property of ASG and returned back to ASG on termination of the business

		30.06.2024 USD	31.12.2023 USD
V.	**Accounts and Other Receivables**		
	Trade Receivables	2,112,165	3,712,711
		2,112,165	**3,712,711**
	Age wise analysis		
	1 to 30 days	572,189	1,327,272
	31 to 60 days	452,183	800,910
	61 to 90 days	259,856	401,584
	Morethan 90 days	827,937	1,182,944
		2,112,165	**3,712,711**

Receivables of projects are found to be stretched for extended periods. It is observed credit agreements of projects varies from 90 days to 150 days. In principle it is observed active payments could take upto 180 days to be credited against accounts.

		30.06.2024 USD	31.12.2023 USD
VI.	**Deposits, Prepayments and Advances**		
	Deposit	552,044	552,044
		552,044	**552,044**

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
NOTES TO FINANCIAL STATEMENT
For the period ended June 30, 2024

VII. Accounts and other Payables

Accounts Payables	705,656	799,151
	705,656	**799,151**
Age wise analysis		
1 to 30 days	92,905	99,572
31 to 60 days	98,510	107,115
61 to 90 days	9,509	103,598
Morethan 90 days	504,732	488,866
	705,656	**799,151**

VIII. Borrowings

Non-current liability		
Bank borrowings	320,972	129,797
Current liability		
Bank borrowings	432,258	466,947
	753,230	**596,744**

IX. Lease Liability

Non current portion	143,367	178,862
Current portion	69,604	66,884
	212,971	**245,746**

X. Employee end of service benefits

Provisions for Gratuity	129,412	154,388
	129,412	**154,388**

XI. Share Capital

Authorized, issued and paid up capital of the Company is USD 81,744, divided into 300 shares of USD 272.48 each fully paid

The details of shareholding at the reporting date are as follows:

Name of Shareholder	Nationality	Value of shares	
M/s Quality Industrial Corp	USA	41,689	-
Mr. Mohamed HilalSaeed Saif Almuroushedi		-	41,689
Mr. Safir AhammedMohammed Abu Backer	Indian	19,619	19,619
Mr. Sanjeeb Safir SafirAhammed	Indian	20,436	20,436
		81,744	**81,744**

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
NOTES TO FINANCIAL STATEMENT
For the period ended June 30, 2024

XII.	**Retained Earnings**		
	Balance at the beginning of the period	1,756,275	2,056,848
	Comprehensive income for the period	1,103,498	1,755,675
	Transfer	-	(2,056,249)
	Balance at the end of the period	**2,859,772**	**1,756,274**
XIII.	**Shareholders Current Account**		
	Balance at the beginning of the period	2,449,023	1,261,505
	Net movement during the period	(3,077,428)	(868,731)
	Transfer	-	2,056,249
	Balance at the end of the period	**(628,405)**	**2,449,023**
XIV.	**Statutory Reserve**		
	Balance at the beginning of the period	40,872	40,872
	Balance at the end of the period	**40,872**	**40,872**

		For the 6 months ended	
XV.	**Revenue**	**30.06.2024**	**30.06.2023**
	Revenue from Business Operations	6,406,274	5,316,356
		6,406,274	**5,316,356**
XVI.	**Cost of Sales/Direct Operating Costs**		
	Cost of Operations	4,012,592	3,522,128
		4,012,592	**3,522,128**

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com

AL SHOLA AL MODEA GAS DISTRIBUTION LLC
P.O Box. 26111
Dubai - United Arab Emirates
NOTES TO FINANCIAL STATEMENT
For the period ended June 30, 2024

XVII. General and Administrative Expenses

Legal, Visa & Taxes	32,605	28,451
Discount Allowed	24,858	12,402
Utilities & Communication	25,808	27,486
Insurance Expenses	21,888	15,849
Interest on Lease	9,284	-
Vehicle Expense	-	22,677
Fines & Penalty	2,168	2,727
Office / Shop Expenses	2,838	4,128
Rent Expense	19,418	28,199
Management Expense	197,820	164,860
Rebate Expense	132,272	135,486
Hired Machinary	3,436	6,556
Parking & Salik Fees	3,663	5,749
Fuel Expenses	100,655	123,984
Sponsership Fees	29,428	44,142
Repair & Maintenance	27,620	39,617
Refreshment Expense	650	930
Subscription charges	365	587
Travelling expense	554	676
Business Promotion Expense	16,281	26,706
Printing & Stationary	2,935	4,954
Commission Agnst Business Activity	108,992	
Salary and other allowances	469,515	324,815
	1,233,051	**1,020,982**

Mob: +971 56 2236775, Tel.: +971 4 3553676
Dubai -Deira City Centre - Sultan Group Investment Building - office 404
P.O.Box: 14945, Dubai, U.A.E
Email : naser@nbnauditing.ae | nasser.ahmed20200@gmail.com